EXHIBIT (j)(3)



                          INDEPENDENT AUDITORS CONSENT

     We consent to the incorporation by reference in this Post-Effective Amendment No. 81 to the Registration Statement (1933 Act File No. 02-90946) of Eaton Vance Mutual Funds Trust on Form N-1A of our reports each dated December 7, 2001 for the Eaton Vance High Income Fund (the "Fund") and the High Income Portfolio for the year ended October 31, 2001 included in the Annual Report to Shareholders of the Fund. We also consent to the incorporation by reference in this Post-Effective Amendment No. 81 of our report dated December 7, 2001 relating to the financial statements of High Income Portfolio, which appears in the statements of additional information of Eaton Vance Floating-Rate High Income Fund and Eaton Vance Strategic Income Fund.

     We also consent to the reference to our Firm under the headings "Financial Highlights" in the Prospectus and "Other Service Providers" in the Statement of Additional Information, which are part of this Registration Statement.



                                /s/ Deloitte & Touche LLP
                                ----------------------------------
                                DELOITTE & TOUCHE LLP

February 26, 2002
Boston, Massachusetts